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
                             Weil, Gotshal & Manges
                                      llp                                BOSTON
                   767 FIFTH AVENUE o NEW YORK, NY 10153-0119           BRUSSELS
                                 (212) 310-8000                         BUDAPEST
                              FAX: (212) 310-8007                        DALLAS
                                                                       FRANKFURT
                                                                        HOUSTON
                                                                         LONDON
                                                                         MIAMI
                                                                         PRAGUE
                                                                     SILICON VALLEY
                                                                       SINGAPORE
                                                                         WARSAW
                                                                    WASHINGTON, D.C.
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                                  June 12, 2003

Suburban Propane Partners, L.P.
One Suburban Plaza
240 Route 10 West
Whippany, New Jersey 07981-0206

Ladies and Gentlemen:

                  We have acted as counsel to Suburban Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), filed relating to an aggregate of 2,624,875 common units representing limited partner interests in the Partnership (the "Common Units").

                  In so acting, we have examined such statutes, regulations, partnership records, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Partnership, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Partnership.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Units that are the subject of the Registration Statement have been duly authorized, and when issued and delivered to the Underwriters against payment therefor upon the terms described in the prospectus forming a part of the



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Weil, Gotshal & Manges

Suburban Propane Partners, L.P.
June 12, 2003
Page 2

Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters described in the "Risk Factors" section of the Prospectus under the captions "Unitholders may not have limited liability in some circumstances and may be liable for the return of some distributions" and "Unitholders may have liability to repay distributions."

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the heading "Legal Opinions" in the Prospectus.

                                                  Very truly yours,

                                                  /s/ Weil, Gotshal & Manges LLP